UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

Theron Resource Group
(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-53845	26-0665325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Flat D-E, 24/F Dragon Centre
79 Wing Hong Street
Kowloon, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (011) (852) 27425474

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On March 26, 2015, Theron Resource Group (the “Registrant”) appointed WWC, P.C., Certified Public Accountants (“WWC”) as its new independent certifying accountant effective the same date, and on April 10, 2015 notified Weinberg & Co., P.A., Certified Public Accountants (“Weinberg”), of its decision not to renew their engagement (herein referred to as the “termination”).

     The reports of Weinberg regarding the Registrant’s financial statements as of December 31, 2012 through December 31, 2013, the consolidated balance sheets, and the related statements of operations, stockholders’ equity and cash flows for the Registrant’s fiscal years then ended, contained no adverse opinion or disclaimer of opinion, other than a modification that stated that existing conditions raise substantial doubt about the Registrant’s ability to continue as a going concern.

     For the Registrant’s fiscal years ended December 31, 2012 through December 31, 2013, and during the subsequent interim periods through the date of termination of Weinberg: (i) the Registrant had no disagreement with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Weinberg would have caused it to make reference thereto in connection with its reports on the Registrant’s financial statements for such years, and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

     During the fiscal years ended December 31, 2012 through December 31, 2013, and during the subsequent interim periods through the date of termination of Weinberg, the Registrant and Weinberg did not communicate regarding, and Weinberg did not (i) advise the Registrant that the internal controls necessary for the Registrant to develop reliable financial statements did not exist or (ii) advise the Registrant that any information had come to its attention which had led it to no longer be able to rely on management's representations, (iii) advise the Registrant that the scope of any audit needed to be expanded significantly or that more investigation was necessary, or (iv) advise the Registrant that any condition existed that made Weinberg unwilling to be associated with the financial statements prepared by Weinberg.

     During the fiscal years ended December 31, 2012 and December 31, 2013, and during the subsequent interim periods through the date of termination of Weinberg, the Registrant and Weinberg did not communicate regarding, and Weinberg did not advise the Registrant that there was any information which it concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to its satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

     During the Registrant’s two most recent fiscal years and the interim period preceding the engagement of WWC, the Registrant has not consulted with WWC regarding either: (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Registrant and Weinberg as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

     The Registrant has provided Weinberg with a copy of the above disclosures and requested that Weinberg review the disclosure contained in this Report and furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of Weinberg’s expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. The response from Weinberg is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Weinberg & Co., P.A., CPAs

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERON RESOURCE GROUP

Dated: April 13, 2015	By:	/s/ Yung, Leonora
Yung, Leonora
Chief Executive Officer